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                                 July 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.29
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 12,306,120   8.057%    $   82,630    $   82,630   $  674,202       11,631,918
  R                100             0   8.057%             0             0            0                0
  B-1        5,257,000     1,892,269   8.057%        12,706        12,706       41,832        1,850,438
  B-2       13,142,815     4,730,787   8.057%        31,765        31,765      104,582        4,626,205

          $350,471,515    18,929,176             $  127,101    $  127,101   $  820,615     $ 18,108,561




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